JACK
                                    SISK & CO.
          ==============================================================
           A PROFESSIONAL CORPORATION OF CERTIFIED PUBLIC ACCOUNTANTS


                                                                       MEMBERS
                                                                     AICPA TSCPA
                                                                        SECPS



August  30,  2000




Securities  and  Exchange  Commission
450  Fifth  Street,  N.W.
Washington,  D.C.  20549

Gentlemen:

We have read Item 4 of Form 8-K and Amendment No. 1 thereto dated May 15, 2000 of Adair International Oil & Gas, Inc. and are in agreement with the statements contained therein in so far as they related to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very  truly  yours,


/s/  JACK  SISK
President
JACK  SISK  &  CO.




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     1155 DAIRY ASHFORD SUITE 103 HOUSTON, TEXAS 77079 TELEPHONE 281/870-9991
                               www.jacksiskco.com


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